    As filed with the Securities and Exchange Commission on October 29, 2001
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        SMARTFORCE PUBLIC LIMITED COMPANY
             (Exact name of Registrant as specified in its charter)

      REPUBLIC OF IRELAND                                     NOT APPLICABLE
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                              900 CHESAPEAKE DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 817-5900
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                GREGORY M. PRIEST
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        SMARTFORCE PUBLIC LIMITED COMPANY
                              900 CHESAPEAKE DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 817-5900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             STEVEN V. BERNARD, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

        Approximate date of commencement of proposed sale to the public:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

        If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                             PROPOSED           PROPOSED
                                                             MAXIMUM            MAXIMUM
        TITLE OF EACH CLASS OF           AMOUNT TO BE     OFFERING PRICE  AGGREGATE OFFERING     AMOUNT OF
     SECURITIES TO BE REGISTERED         REGISTERED(1)     PER SHARE(2)         PRICE(2)     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value EUR 0.11
per share...............................   157,654         $18.20           $ 2,869,303        $717.32
=============================================================================================================

(1) Each Ordinary Share is represented by one American Depository Share.

(2) Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of computing the registration fee based upon the average of the high and low prices of the American Depository Shares on October 26, 2000 as quoted on the Nasdaq National Market.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE


PROSPECTUS
(Subject to completion, dated October 29, 2001)


                        SMARTFORCE PUBLIC LIMITED COMPANY

                       157,654 AMERICAN DEPOSITORY SHARES
                      REPRESENTING 157,654 ORDINARY SHARES

                                ---------------

        This prospectus relates to the offering of our American Depository Shares, or ADSs, held by certain selling shareholders. See "Selling Shareholders." These selling shareholders may sell the shares from time to time. Each ADS represents one of our ordinary shares. We will pay certain of the expenses of this offering; however, the selling shareholders will bear the cost of all brokerage commissions and discounts. We will not receive any proceeds from the sale of shares by the selling shareholders.

        The selling shareholders may offer and sell all the shares in the over-the-counter market or on one or more exchanges. The selling shareholders may sell the shares at the then prevailing market price for the shares or in negotiated transactions.

        Our ADSs are quoted on the Nasdaq National Market under the symbol "SMTF." On October 26, 2001, the closing price of our ADSs on the Nasdaq National Market was $16.94 per share.

                                ---------------

          SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT FACTORS
                   YOU SHOULD CONSIDER BEFORE BUYING OUR ADSS.

                                ---------------

        The Securities and Exchange Commission may take the view that, under certain circumstances, the selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the distribution of the ADSs may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See "Plan of Distribution."

                                ---------------

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                THE DATE OF THIS PROSPECTUS IS ___________, 2001

                                TABLE OF CONTENTS


                                                                                              Page
                                                                                              ----
Enforcement of Civil Liabilities Under United States Federal Securities Law......................1


Where You Can Find More Information..............................................................1


Currency of Presentation.........................................................................3


The Company......................................................................................3


Forward-Looking Statements.......................................................................4


Risk Factors.....................................................................................4


Use of Proceeds.................................................................................12


Selling Shareholders............................................................................13


Plan of Distribution............................................................................14


Legal Matters...................................................................................15


Experts ........................................................................................15

                     ENFORCEMENT OF CIVIL LIABILITIES UNDER
                      UNITED STATES FEDERAL SECURITIES LAW

        We are a public limited company incorporated under the laws of the Republic of Ireland. Some of our directors and officers and experts named in this prospectus are non-residents of the United States and are located outside the United States. A significant portion of our assets are also located outside the United States. If investors want to bring lawsuits against these persons, the investors may not successfully effect service of process within the United States upon these persons. In addition, the investors may not successfully enforce judgements against them for liabilities based on United States law, including federal securities law. Even if the investors bring lawsuits against these persons in courts in the Republic of Ireland, the investors may not succeed in enforcing judgements based solely upon United States law, including the federal securities laws.


                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's Website at http://www.sec.gov. Information concerning us is also available for inspection at the offices of the Nasdaq National Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time all of the securities offered hereby are sold:

        - Our annual report, as amended on Form 10-K/A, for the fiscal year ended December 31, 2000;

        - Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2001;

        - Our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2001; and

        - The description of our ordinary shares contained in our registration statement on Form 8-A filed on March 9, 1995 and amended on April 10, 1995.

        You may request a copy of these filings, at no cost, by writing or telephoning at:

        Investor Relations
        SmartForce Public Limited Company
        900 Chesapeake Drive
        Redwood City, California 94063
        (650) 817-5900

        This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state which does not permit the offer. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                            CURRENCY OF PRESENTATION

        We present our financial statements in U.S. dollars and have them prepared in accordance with generally accepted accounting principles in the United States. In this prospectus, references to "dollars" or "$" are to U.S. dollars, references to "IR(Pounds)" are to Irish pounds, references to "pence" or "p" are to Irish pence, references to "EUR" or "Euros" are to the common currency of the eleven participating member states of the European Union and references to "Stg(Pounds)" are to U.K. pounds sterling. Except as otherwise stated, all monetary amounts in this prospectus are in dollars.


                                   THE COMPANY

        We provide comprehensive integrated e-Learning solutions that help businesses support their critical strategic business initiatives and deploy knowledge globally across their extended enterprise of employees, customers, suppliers, distributors and other business partners. Our hosted, scalable e-Learning platform, e3, is an integrated, object based e-Learning architecture that enables us to build e-Learning solutions precisely targeted to an enterprise's specific business requirements. The e3 platform combines a learning management system with access to a comprehensive offering of learning events and resources comprising over 4,000 hours of e-Learning content, as well as 2,500 hours of localized content, online SmartSeminars(TM), 24x7 SmartMentoring(TM), SmartSimulations, e-Testing, articles, peer-to-peer collaboration and online workshops. The object-based architecture of our platform, together with a set of content authoring and publication tools, allows us to deliver customized e-Learning solutions to help organizations meet their corporate objectives and train their employees and business partners quickly, effectively and efficiently. Our e-Learning solutions also provide individuals access to dynamic, continuously updated learning events so they can personalize their e-Learning environment to meet their specific educational and career objectives. In addition, we provide tracking, assessment and feedback tools which help users better understand their educational progress and managers track and assess the effectiveness of their training initiatives.

        Our learning environment covers a wide variety of business topics, including e-Business, business skills, interpersonal skills, information technology, or IT, customer relationship management and project management. We develop our content in collaboration with leading e-Business, business and technology providers. As of December 31, 2000, we had over 2,500 corporate customers.

        We were incorporated in the Republic of Ireland on August 8, 1989. Our registered office is located at Belfield Office Park, Clonskeagh, Dublin 4, Ireland, and our telephone number at that address from the United States is
(011) 353-1-2181000. The address of SmartForce USA is 900 Chesapeake Drive, Redwood City, California 94063, USA, and our telephone number at that address is
(650) 817-5900.

                           FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this prospectus and in documents that we have incorporated by reference into this prospectus. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those expressed in these forward-looking statements.

        Forward-looking statements include information concerning our possible or assumed future results of operations as well as statements that include the words "believe," "expect," "anticipate," "intend" or similar expressions. You should understand that certain important factors, including those set forth in "Risk Factors" below and elsewhere in this prospectus and the documents that we have incorporated by reference into this prospectus, could affect our future results of operations and could cause those results to differ materially from those expressed in our forward-looking statements. In connection with these forward-looking statements, you should carefully review the risks set forth in this prospectus and the documents incorporated into this prospectus.


                                  RISK FACTORS

        Purchasing our ADSs involves a high degree of risk and is speculative in nature. You should carefully consider the following risk factors, in addition to the other information contained in the documents incorporated by reference herein before purchasing our ADSs.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY. THIS LIMITS YOUR ABILITY TO EVALUATE OUR HISTORICAL FINANCIAL RESULTS AND INCREASES THE LIKELIHOOD THAT OUR RESULTS WILL FALL BELOW MARKET ANALYSTS' EXPECTATIONS, WHICH COULD CAUSE THE PRICE OF OUR ADSS TO DROP RAPIDLY AND SEVERELY.

        We have in the past experienced fluctuations in our quarterly operating results and anticipate that these fluctuations will continue and could intensify in the future. As a result, we believe that our quarterly revenue, expenses and operating results are likely to vary significantly in the future. Thus, it is likely that in some future quarters our results of operations will be below the expectations of public market analysts and investors, which could have a severe adverse effect on the price of our ADSs. For example, our revenue for the quarter ended September 30, 1998 did not increase at a rate comparable to prior quarters. As a direct result, the trading price of our ADSs decreased rapidly and significantly, having an extreme adverse effect on the value of an investment in our securities.

        Our operating results have historically fluctuated, and may in the future continue to fluctuate, as a result of factors, which include:

        -  the size and timing of new and renewal agreements

        - the rate at which we continue to migrate our customers to our e-Learning solutions

        - the number and size of outsourced virtual university agreements or other agreements providing for professional services or the resale of instructor-led training

        - the mix of revenue between content, e-Learning platform, services and partners' products

        -  royalty rates

        - the announcement, introduction and acceptance of new products, product enhancements and technologies by us and our competitors

        - the mix of sales between our field sales force, our other direct sales channels and our telesales sales channels

        - the impact of any unanticipated decline in net revenues in any particular quarter as compared to the relatively fixed nature of our expense levels in the short term

        - general conditions in our market or the markets served by our customers in the U.S. and or the International economy

        -  competitive conditions in the industry

        -  the loss of significant customers

        -  delays in availability of existing or new products

        -  the spending patterns of our customers

        -  litigation costs and expenses

        -  currency fluctuations

        -  the length of sales cycles

OUR EXPERIENCE IN SELLING FULLY INTEGRATED INTERNET-BASED LEARNING SOLUTIONS IS RELATIVELY LIMITED.

        In the fourth quarter of 1999 we introduced SmartForce e-Learning, a hosted Internet-based learning solution. While the results of our efforts to migrate our business to the e-Learning model and market solutions to our customers has exceeded our expectations, we have relatively limited experience with these solutions, which makes our historical results of limited value in predicting the potential success of this initiative. The ultimate success of this initiative will depend on our ability to continue to expand and enhance our e-Learning infrastructure, to market and sell the new e-Learning solutions to existing and prospective customers, to host, operate and manage our destination site, and to attract and retain key management and technical personnel.

        We may not be successful in these efforts and the economic terms of any arrangements that might be expected may not be as favorable as the traditional licensing agreements. We believe that a lack of success in this regard could have a material negative effect on us. Moreover, the arrangements with our customers in the e-learning model have and will continue to have accounting and operating model consequences that would also be materially different from the consequences of our traditional software licensing model.

OUR OPERATING RESULTS ARE SUBJECT TO SEASONAL FLUCTUATIONS WHICH MAY ADVERSELY IMPACT OUR BUSINESS.

        Our operating results are subject to seasonal fluctuations, based in part on customers' annual budgetary cycles and in part on the annual nature of sales quotas. These seasonal trends have in the past caused revenues in the first quarter of a year to be less, perhaps substantially so, than revenues for the immediately preceding fourth quarter. We expect that these seasonal trends could continue to adversely affect our revenues. In addition, we have in past years added significant headcount in the sales and marketing and research and development functions in the first quarter, and to a lesser extent, the second quarter. Because these headcount additions do not immediately contribute significant revenues, our operating margins in the earlier part of the year tend to be significantly lower than in the later parts of the year. In addition, many technology companies also experience a seasonal downturn in demand during the summer months. These seasonal trends may have a material adverse effect on our results of operations.

WE RELY ON STRATEGIC ALLIANCES THAT MAY NOT CONTINUE IN THE FUTURE.

        We have developed strategic alliances to develop and market many of our products, and we believe that an increasing proportion of our future revenues may be attributable to products developed and marketed through these and other future alliances. However, these relationships are not exclusive and we may be unable to continue to develop future products through these alliances in a timely fashion or may be unable to negotiate additional alliances in the future on acceptable terms or at all.

        The marketing efforts of our partners may also disrupt our direct sales efforts. Our development and marketing partners could pursue their existing or alternative training programs in preference to and in competition with those being developed by us. In the event that we are unable to maintain or expand our current development and marketing alliances or enter into new development and marketing alliances, our operating results and financial condition could be materially adversely affected. Furthermore, we are required to pay royalties to our development and marketing partners on products developed with them, which reduces our gross margins. We expect that cost of revenues may fluctuate from period to period in the future based upon many factors, including the revenue mix (between content, e-Learning platform, services and partner's products) and the timing of expenses associated with development and marketing alliances. In addition, the collaborative nature of the development process under these alliances may result in longer development times and less control over the timing of product introductions than for e-Learning offerings developed solely by us. Our strategic alliance partners may from time to time renegotiate the terms of our agreement with them and could result in changes to the royalty arrangements, which could adversely effect our results of operations.

OUR SUCCESS DEPENDS ON OUR ABILITY TO MEET THE NEEDS OF THE RAPIDLY CHANGING MARKET.

        The market for interactive education and training is influenced by rapidly changing technology, evolving industry standards, changes in customer requirements and preferences and frequent introductions of new products and services embodying new technologies. New methods of providing interactive education in a technology-based format are being developed and offered in the marketplace, including intranet and Internet offerings. Many of these new offerings involve new and different business models and contracting mechanisms. In addition, multimedia and other product functionality features are being added to the educational software. Accordingly, our future success will depend upon the extent to which we are able to develop and implement products which address these emerging market requirements on a cost effective and timely basis. Product development is risky because it is difficult to foresee developments in technology, coordinate technical personnel and identify and eliminate design flaws. Any significant delay in releasing new products could have a material adverse effect on the ultimate success of our products and could reduce sales of predecessor products. We may not be able to introduce new products on a timely basis. In addition, new products introduced by us may fail to achieve a significant degree of market acceptance or, once accepted, may fail to sustain viability in the market for any significant period. If we are unsuccessful in addressing the changing needs of the marketplace due to resource, technological or other constraints, or in anticipating and responding adequately to changes in customers' software technology and preferences, our business and results of operations would be materially adversely affected.

THE SUCCESS OF OUR E-LEARNING STRATEGY DEPENDS ON THE RELIABILITY AND CONSISTENT PERFORMANCE OF OUR INFORMATION SYSTEMS AND INTERNET INFRASTRUCTURE.

        The success of our e-Learning strategy is highly dependent on the consistent performance of our information systems and Internet infrastructure. If our Web site fails for any reason or if we exercise any unscheduled down times, even for only a short period of time, our business and reputation could be materially harmed. We have in the past experienced performance problems and unscheduled downtime, and these problems could occur. We rely on third parties for proper functioning of our computer infrastructure, delivery of our e-Learning application and the performance of our destination site. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. Any system failures could adversely affect customer usage of our solutions and user traffic results in any future quarters, which could adversely affect our revenues and operating results and harm our reputation with corporate customers, subscribers and commerce partners. A key element of our strategy is to generate a high volume of traffic to the Web site and create a significant subscriber base. Accordingly, the satisfactory performance, reliability and availability of our Web site and computer infrastructure is critical to our reputation and ability to attract and retain corporate customers, subscribers and commerce partners. We cannot accurately project the rate or timing of any increases in traffic to our Web site and, therefore, the integration and timing of any upgrades or enhancements required to facilitate any significant traffic increase to the Web site are uncertain. We have in the past experienced difficulties in upgrading our site infrastructure to handle increased traffic, and these difficulties could recur. The failure to expand and upgrade the Web site or any system error, failure or extended down time, could materially harm our business, reputation, financial condition or results of operations.

        Our facilities in the State of California, including our corporate headquarters and other critical business operations, are currently subject to electrical blackouts as a consequence of a shortage of available power. In the event these blackouts continue to increase in severity, they could disrupt the operations of our affected facilities and our business could be seriously harmed. In addition, in connection with the shortage of available power, prices for electricity have risen dramatically, and will likely to continue to increase in the foreseeable future. Such price changes will increase our operating costs, which could adversely impact our profitability.

THE INTERNET-BASED LEARNING MARKET IS A DEVELOPING MARKET, AND OUR BUSINESS WILL SUFFER IF E-LEARNING IS NOT WIDELY ACCEPTED.

        The market for Internet-based enterprise learning is a new and emerging market. Corporate training and education has historically been conducted primarily through classroom instruction and has traditionally been performed by a company's internal personnel. Many companies have invested heavily in their current training solutions. Although technology-based training applications have been available for several years, they currently account for only a small portion of the overall training market.

        Accordingly, our future success will depend upon the extent to which companies adopt technology-based solutions and use the Internet in connection with their training activities, and the extent to which companies utilize the services or purchase products of third-party providers. Many companies that have already invested substantial resources in traditional methods of corporate training may be reluctant to adopt a new strategy that may compete with their existing investments. Even if companies implement technology-based training or Internet learning solutions, they may still choose to design, develop, deliver or manage all or part of their education and training internally. If technology based learning and the use of the Internet for learning does not become widespread, or if companies do not use the products and services of third parties to develop, deliver or manage their training needs, then our products and services, may not achieve commercial success.

WE MAY FAIL TO INTEGRATE ADEQUATELY ACQUIRED PRODUCTS, TECHNOLOGIES AND BUSINESSES.

        As a result of the consummation of a number of acquisitions our operating expenses have increased. The integration of these businesses may not be successfully completed in a timely fashion, or at all. Further, the revenues from the acquired businesses may not be sufficient to support the costs associated with those businesses, without adversely affecting our operating margins. Any failure to successfully complete the integration in a timely fashion or to generate sufficient revenues from the acquired businesses could have a material adverse effect on our business and results of operations.

         In April 2001 we acquired icGlobal, providers of industry acclaimed Learning Management System software. In August 2001 we acquired substantially all of the assets of Impaxselling.com, a sales performance company providing global enterprises with web-based learning solutions designed to improve sales and account management performance. In October 2001 we acquired Skillscape Solutions, Inc., a provider of competency management systems. Difficulties in combining these companies' products and technologies could have an adverse impact on our ability to fully benefit from our existing and future investment in this business and on the future prospects for our business, management and professional education software products.

        We regularly evaluate acquisition opportunities and are likely to make acquisitions in the future that would provide additional product or service offerings, additional industry expertise or an expanded geographic presence. We may be unable to locate attractive opportunities or acquire any that we locate on attractive terms. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to intangible assets, which could materially adversely affect our results of operations. Product and technology acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations, technologies and products, diversion of management's attention to other business concerns, risks of entering markets in which we have no or limited prior experience and the potential loss of key employees of acquired companies. We may be unable to integrate successfully any operations, personnel or products that have been acquired or that might be acquired in the future and our failure to do so could have a material adverse effect on our results of operations.

RAPID EXPANSION OF OUR OPERATIONS COULD STRAIN OUR PERSONNEL AND SYSTEMS.

        We have recently experienced rapid expansion of our operations, which has placed, and is expected to continue to place, significant demands on our executive, administrative, operational and financial personnel and systems. Our future operating results will substantially depend on the ability of our officers and key employees to manage changing business conditions and to implement and improve our operational, financial control and reporting systems. In particular, we require significant improvement in our order entry, fulfillment and management information systems in order to support our expanded operations. If we are unable to respond to and manage changing business conditions, our business and results of operations could be materially adversely affected.

OUR EXPENSE LEVELS ARE FIXED IN THE SHORT TERM AND WE MAY BE UNABLE TO ADJUST SPENDING TO COMPENSATE FOR UNEXPECTED REVENUE SHORTFALLS.

        Our expense levels are based in significant part on our expectations regarding future revenues and are fixed to a large extent in the short term. Accordingly, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Any significant revenue shortfall would therefore have a material adverse effect on our results of operations. This risk materialized in the third quarter of 1998, where profit was dramatically negatively affected by a shortfall in revenues as against management's expectations.

WE DEPEND ON A FEW KEY PERSONNEL TO MANAGE AND OPERATE US.

        Our success is largely dependent on the personal efforts and abilities of our senior management. Failure to retain these executives, or the loss of certain additional senior management personnel or other key employees, could have a material adverse effect on our business and future prospects.

        We are also dependent on the continued service of our key sales, content development and operational personnel and on our ability to attract, motivate and retain highly qualified employees. In addition, we depend on writers, programmers, Web designers and graphic artists. We expect to continue to hire additional content development, programmers, sales and marketing, information systems and accounting staff. However, we may be unsuccessful in attracting, retaining or motivating key personnel. The inability to hire and retain qualified personnel or the loss of the services of key personnel could have a material adverse effect upon our current business, new product development efforts and future business prospects.

INCREASED COMPETITION MAY RESULT IN DECREASED DEMAND FOR OUR PRODUCTS AND SERVICES, WHICH MAY RESULT IN REDUCED REVENUES AND GROSS MARGINS AND LOSS OF MARKET SHARE.

        The market for business education training solutions is highly fragmented and competitive, and we expect this competition to increase. We expect that because of the lack of significant barriers to entry into this market, new competitors may enter the market in the future. In addition to increased competition from new companies entering into the market, established companies are entering into the market through acquisitions of smaller companies, which directly compete with us, and we expect this trend to continue. We expect the market to become increasingly competitive due to the lack of significant barriers to entry. We may also face competition from publishing companies and vendors of application software, including those vendors with whom we have formed development and marketing alliances.

        Our primary source of direct competition comes from third-party suppliers of instructor-led information technology, business, management and professional skills education and training as well as suppliers of computer-based training and e-Learning solutions. We also face indirect competition from internal education and training departments of our potential customers. We also compete to a lesser extent with consultants, value-added resellers and network integrators. Certain of these value-added resellers also market products competitive with ours. We expect that as organizations increase their dependence on outside suppliers of training, we will face increasing competition from these other suppliers as education and training managers more frequently compare training products provided by outside suppliers.

        Growing competition may result in reduced revenue and gross margins and loss of market share, any one of which have a material adverse effect on our business. Many of our current and potential competitors have substantially greater financial, technical, sales, marketing and other resources, as well as greater name price competition, and we expect that we will face increasing price pressures from competitors as managers demand more value for their training budgets. Accordingly, we may be unable to provide e-Learning solutions that compare favorably with new instructor-led techniques, other interactive training software or new e-Learning solutions or competitive pressures may require us to reduce our prices significantly.

OUR BUSINESS IS SUBJECT TO CURRENCY FLUCTUATIONS THAT CAN ADVERSELY AFFECT OUR OPERATING RESULTS.

        Due to our multinational operations, our business is subject to fluctuations based upon changes in the exchange rates between the currencies in which we collect revenues or pay expenses. In particular, the value of the U.S. dollar against the Euro and related currencies impacts our operating results. Our expenses are not necessarily incurred in the currency in which revenue is generated, and, as a result, we are required from time to time to convert currencies to meet our obligations. These currency conversions are subject to exchange rate fluctuations, and changes to the value of the Euro, pound sterling and other currencies relative to the U.S. dollar could adversely affect our business and results of operations.

OUR CORPORATE TAX RATE MAY INCREASE, WHICH COULD ADVERSELY IMPACT OUR CASH FLOW, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

        We have significant operations and generate a majority of our taxable income in the Republic of Ireland, and some of our Irish operating subsidiaries are taxed at rates substantially lower than tax rates in effect in the United States and other countries in which we have operations. If our Irish subsidiaries were no longer to qualify for these lower tax rates or if the applicable tax laws were rescinded or changed, our operating results could be materially adversely affected. Moreover, because we incur income tax in several countries, an increase in our profitability in one or more of these countries could result in a higher overall tax rate. In addition, if U.S. or other foreign tax authorities were to change applicable tax laws or successfully challenge the manner in which our subsidiaries' profits are currently recognized, our taxes could increase, and our business, cash flow, financial condition and results of operations could be materially adversely affected.

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY RIGHTS. UNAUTHORIZED USE OF OUR TECHNOLOGY MAY RESULT IN DEVELOPMENT OF PRODUCTS OR SERVICES THAT COMPETE WITH OURS.

        Our success depends on our ability to protect our rights in our intellectual property and trade secrets. We rely upon a combination of copyright, trademark and trade secret laws and customer license agreements, and other methods to protect our proprietary rights. We also enter into confidentiality agreements without employees, consultants and third parties to seek to limit and protect the distribution of our proprietary information regarding this technology. However, we have not signed protective agreements in every case. Unauthorized parties may copy aspects of our products, services or technology or obtain and use information that we regard as proprietary. Other parties may breach confidentiality agreements and other protective contracts we have executed. We may not become aware of, or have adequate remedies in the event of, a breach. Litigation may be necessary in the future to enforce our intellectual property rights, to protect trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of management and technical resources.

SOME MAY CLAIM THAT WE INFRINGE THEIR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD RESULT IN COSTLY LITIGATION OR REQUIRE US TO REENGINEER OR CEASE SALES OF OUR PRODUCTS OR SERVICES.

        Third parties could in the future claim that our current or future products infringe their intellectual property rights. Any claim, with or without merit, could result in costly litigation or require us to reengineer or cease sales of our products or services, any of which could have a material adverse effect on our business. Infringement claims could also result in an injunction against the use of our products or require us to enter into royalty or licensing agreements. Licensing agreements, if required, may not be available on terms acceptable to us or at all. Though no such legal actions are pending at this time, from time to time we learn of parties that claim broad intellectual property rights in the e-Learning area that might implicate our offerings. These parties or others could initiate actions against us in the future.

WE ARE SUBJECT TO A PENDING LEGAL PROCEEDING AND MAY BECOME SUBJECT TO ADDITIONAL PROCEEDINGS AND ADVERSE DETERMINATIONS IN THESE PROCEEDINGS COULD HARM OUR BUSINESS.

        Since the end of the third quarter of 1998, a class action lawsuit has been pending in the United States District Court for the Northern District of California against us, one of our subsidiaries, SmartForce USA, and certain of our former and current officers and directors, alleging violation of the federal securities laws. It has been alleged in this lawsuit that we misrepresented or omitted to state material facts regarding our business and financial condition and prospects in order to artificially inflate and maintain the price of our ADSs, and misrepresented or omitted to state material facts in our registration statement and prospectus issued in connection with our merger with Forefront, which also is alleged to have artificially inflated the price of our ADSs.

        We believe that this action is without merit and intend to vigorously defend ourselves against it. Although we cannot presently determine the outcome of this action, an adverse resolution of this matter could significantly negatively impact our financial position and results of operations.

        We may be from time to time involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. An adverse resolution of these matters could significantly negatively impact our financial position and results of operations.

OUR NON-U.S. OPERATIONS ARE SUBJECT TO RISKS WHICH COULD NEGATIVELY IMPACT OUR FUTURE OPERATING RESULTS.

        We expect that international operations will continue to account for a significant portion of our revenues, and intend to continue to expand our operations outside of the United States. Operations outside of the United States are subject to inherent risks, including difficulties or delays in developing and supporting non-English language versions of our products and services, political and economic conditions in various jurisdictions, in staffing and managing foreign subsidiary operations, longer account receivable payment cycles and potential adverse tax consequences. Any of these factors could have a material adverse effect on our future operations outside of the United States, which could negatively impact our future operating results.

BECAUSE MANY USERS OF OUR E-LEARNING SOLUTIONS ACCESS THEM OVER THE INTERNET, FACTORS ADVERSELY AFFECTING THE USE OF THE INTERNET COULD HARM OUR BUSINESS.

        Many of our users access our e-Learning solutions over the Internet. Any factors that adversely affect Internet usage could disrupt the ability of those users to access our e-Learning solutions, which would adversely effect customer satisfaction and therefore our business. Factors which could disrupt Internet usage include slow access to download times, security concerns, network problems or service disruptions that prevent users from accessing an Internet server and delays in, or disputes concerning, the development of industry wide Internet standards and protocols.

DEMAND FOR OUR PRODUCTS AND SERVICES MAY BE ESPECIALLY SUSCEPTIBLE TO ADVERSE ECONOMIC CONDITIONS.

        Our business and financial performance may be damaged by adverse financial conditions affecting our target customers or by a general weakening of the economy. Some companies may not view training products and services as critical to the success of their businesses. If these companies experience disappointing operating results, whether as a result of adverse economic conditions, competitive issues or other factors, they may decrease or forego education and training expenditures before limiting their other expenditures.

        In addition, the general condition of the economy is affected by social, political and military conditions. It is not possible to predict the outcome of the recent escalation of hostilities between the United States and certain countries and persons related to terrorist events including the events that took place on September 11, 2001. Any military response by the United States could result in further weakness in the economy which would have an adverse impact on our operating results and financial condition.

THE MARKET PRICE FOR OUR ADSS MAY FLUCTUATE AND MAY NOT BE SUSTAINABLE.

        The market price of our ADSs has fluctuated significantly since our initial public offering and is likely to continue to be volatile. We believe that factors, such as the following, could cause the price of our ADSs to fluctuate, perhaps substantially:

        - announcements of developments related to ourselves or our competitors' business

        - announcements of new products or enhancements by ourselves or our competitors

        -  sales of our ADSs into the public market

        - developments in our relationships with our customers, partners and distributors

        - shortfalls or changes in revenues, gross margins, earnings or losses or other financial results which differ from public market expectations

        - changes in the public market expectation of our performance or industry performance

        -  changes in market valuations of competitors

        -  regulatory developments

        -  additions or departures of key personnel

        -  fluctuations in results of operations and

        - general conditions in our market or the markets served by our customers or in the U.S. and or the International economy.

        In addition, in recent years the stock market in general, and the market for shares of technology stocks in particular, has experienced extreme price and volume fluctuations, which have often been unrelated to the operating performance of affected companies. The market price of our ADSs may continue to experience significant fluctuations in the future, including fluctuations that are unrelated to our performance.

        To succeed we must continue to expand our content offerings, upgrade our technology and distinguish our solution. We may not be able to do successfully. Any failure by us to anticipate or respond adequately to changes in technology and customer preferences or any significant delays in content development or implementation could impact our ability to capture market share.


                                 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale from time to time of the ADSs. All proceeds from the sale of the ADSs will go to the account of the selling shareholders. See "Selling Shareholders" and "Plan of Distribution" below.

                              SELLING SHAREHOLDERS

        The following table lists, as of October 29, 2001, (i) the name of each of the selling shareholders, (ii) the number ADSs and ordinary shares that each such selling shareholder beneficially owned, and (iii) the number of ADSs owned by each selling shareholder that may be offered for sale from time to time by this prospectus. Except as indicated, none of the selling shareholders has held any position or office or had a material relationship with us or any of our affiliates within the past three years other than as a result of the beneficial ownership of our ADSs and, as to Mr. Houghton and Mr. Parks, as an employee. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein.

                                                SHARES        SHARES WHICH MAY
                                              BENEFICIALLY  BE SOLD PURSUANT TO
             SELLING SHAREHOLDER                  OWNED       THIS PROSPECTUS
--------------------------------------------  ------------  -------------------
Colin Houghton..............................     90,714            90,714
Grant Parks.................................     33,833            33,833
Manpower Inc. ..............................     33,107            33,107
        Total...............................    157,654           157,654

-------------

(1) Each ADS represents one ordinary share. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of October 29, 2001 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Each shareholder owns less than one percent of the ordinary shares outstanding.

                              PLAN OF DISTRIBUTION

        The selling shareholders may offer and sell the ADSs covered by this prospectus from time to time. The selling shareholder's pledgees, donees, transferees or other successors in interest that receive such ADSs as a gift, partnership distribution, corporate dividend or other non-sale related transfer may likewise offer and sell the ADSs from time to time. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may sell the ADSs on one or more exchanges, including the Nasdaq National Market, or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market prices or in negotiated transactions. The selling shareholders may sell the ADSs by one or more of the following means of distribution: (a) a block trade in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. We may amend this prospectus from time to time to describe a specific plan of distribution. In connection with distributions of the ADSs or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our ADSs in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell our ADSs short and redeliver the shares covered by this prospectus to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the ADSs offered under this prospectus, which ADSs such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge the ADSs registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged ADSs pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, the selling shareholder may also sell the ADSs under Rule 144 of the Securities Act rather than pursuant to this prospectus if the shares so qualify for resale under Rule 144.

        In effecting sales, brokers, dealers or agents engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated prior to the sale. These brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. We will pay all expenses incident to the offering and sale of the ADSs covered by this prospectus to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

        In order to comply with the securities laws of certain states, if applicable, the ADSs will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the ADSs may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        We have advised the selling shareholders that the anti-manipulation rules set forth in Regulation M under the Exchange Act may apply to sales of the ADSs in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the ADSs covered by this prospectus. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the ADSs against certain liabilities, including liabilities arising under the Securities Act.

        At the time a particular offer of the ADSs covered by this prospectus is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

        The selling shareholders may or may not sell all or any of the ADSs covered by this prospectus. The selling shareholders have agreed that from the date of the closing of our acquisition of Skillscape Solutions, Inc. that each of the Shareholders may sell up to 33 1/3% of the aggregate number of ADSs. With respect to the other 66 2/3% of the aggregate number of ADSs issued to such Shareholder, each of the Shareholders has agreed that, for a period beginning on October 11, 2001 and ending on April 11, 2001, such Shareholder shall not sell any of the other 66 2/3% of the aggregate number of ADSs; provided, however, that, with respect to each of the Shareholders, on January 11, 2001, the above restriction shall expire with respect to 33 1/3% of the aggregate number of ADSs.

        We have agreed with the selling shareholders to keep the registration statement, of which this prospectus constitutes a part, effective until the earlier of (i) two (2) years following the date of the closing, (ii) such time as all registered ADSs held by such selling shareholders have been sold or (iii) such time as all of the ADSs may be sold in any consecutive three month period in accordance with Rule 144 of the Securities Act.


                                  LEGAL MATTERS

        The validity of the ordinary shares represented by the ADSs offered by this prospectus will be passed upon by Binchys, Solicitors, our Irish legal counsel.


                                     EXPERTS

        Our consolidated financial statements at December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated in this prospectus by reference to our annual report, as amended on Form 10-K/A, for the year ended December 31, 2000 have been so incorporated in reliance on the reports of Ernst & Young, independent auditors, given on the authority of said firm as experts in auditing and accounting.

================================================================================

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an 157,654 AMERICAN DEPOSITARY SHARES offer to sell only the shares offered REPRESENTING 157,654 ORDINARY SHARES hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                -----------------

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Enforcement of Civil Liabilities under United States Federal
  Securities Law ........................................................      1
Where You Can Find More Information .....................................      1
Currency of Presentation ................................................      3
The Company .............................................................      3
Forward-Looking Statements ..............................................      4
Risk Factors ............................................................      4
Use of Proceeds .........................................................     12
Selling Shareholders ....................................................     13
Plan of Distribution ....................................................     14
Legal Matters ...........................................................     15
Experts .................................................................     15

================================================================================



================================================================================





                       157,654 AMERICAN DEPOSITARY SHARES
                      REPRESENTING 157,654 ORDINARY SHARES






                                SMARTFORCE PUBLIC
                                 LIMITED COMPANY





                              --------------------

                                   PROSPECTUS

                              --------------------





                                 ________, 2001


================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        SmartForce Public Limited Company (the "Company") will bear no expenses in connection with any sale or other distribution by the selling shareholders of the shares being registered other than the expenses of preparation and filing of this Registration Statement and the Prospectus included in this Registration Statement. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission (the "Commission") registration fee.

        SEC registration fee ..................................... $   717.32
        Legal fees and expenses ..................................  10,000.00
        Accounting fees and expenses .............................  10,000.00
        Miscellaneous expense ....................................   5,000.00
                                                                   ----------
        Total .................................................... $25,717.32

ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Articles of Association authorize the Company to indemnify the directors and officers of the Company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. The Company's subsidiary, SmartForce USA, has entered into indemnification agreements with its directors and officers and directors and officers of the Company serving at the request of SmartForce USA. The indemnification agreements under certain circumstances require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company has obtained directors and officers' insurance providing indemnification for certain of the Company's directors, officers, affiliates or employees for certain liabilities.

ITEM 16.       EXHIBITS.

      2.1 Amended and Restated Share Purchase Agreement, dated as of October 10, 2001, by and among the Company, Skillscape Solutions, Inc., Colin Houghton, Grant Parks and Manpower Inc.

      2.2 Restricted Deposit Agreement (B), dated as of June 8, 1999, among the Company, The Bank of New York, and the Owners and Beneficial Owners of Restricted American Depositary Receipts (incorporated herein by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated June 18, 1999).

      5.1      Opinion of Binchys, Solicitors.

      23.1     Consent of Ernst & Young, Independent Auditors

      23.3     Consent of Counsel (included in Exhibit 5.1).

      24.1     Power of Attorney (included on page II-4).


ITEM 17.       UNDERTAKINGS.

A.      UNDERTAKING PURSUANT TO RULE 415.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) Securities Act of 1933 (the "Securities Act");

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs A(l)(i) and A(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

B. UNDERTAKING REGARDING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.      UNDERTAKING IN RESPECT OF INDEMNIFICATION.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on this 29th day of October, 2001.

                                     SMARTFORCE PUBLIC LIMITED COMPANY


                                     By:   /s/   Gregory M. Priest
                                         ---------------------------------------
                                         Gregory M. Priest
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Gregory M. Priest and David C. Drummond and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on the __ day of October, 2001 in the capacities indicated.

               SIGNATURE                                     TITLE
-------------------------------------    ---------------------------------------------

/s/ Gregory M. Priest                    President, Chief Executive Officer and
-------------------------------------    Chairman of the Board of Directors (principal
Gregory M. Priest                        executive officer)


/s/ John M. Grillos                      Executive Vice President, Chief Operating
-------------------------------------    Officer and Director
John M. Grillos


/s/ David C. Drummond                    Executive Vice President, Finance, Chief
-------------------------------------    Financial Officer and Director (principal
David C. Drummond                        financial and accounting officer)


/s/ James S. Krzywicki                   Director
-------------------------------------
James S. Krzywicki


/s/ Patrick J. McDonagh                  Director
-------------------------------------
Patrick J. McDonagh


/s/ Ronald C. Conway                     Director
-------------------------------------
Ronald C. Conway

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER                                    DESCRIPTION
------       ---------------------------------------------------------------------

2.1          Amended and Restated Share Purchase Agreement dated as of October 10,
             2001, by and among SmartForce PLC, Skillscape Solutions, Inc., Colin
             Houghton, Grant Parks and Manpower Inc.

2.2          Restricted Deposit Agreement (B), dated as of June 8, 1999, among
             CBT Group PLC, The Bank of New York, and the Owners and Beneficial
             Owners of Restricted American Depositary Receipts (incorporated herein by reference to Exhibit 2.1 to the Registrant's Current
             Report on Form 8-K dated June 18, 1999).

5.1          Opinion of Binchys, Solicitors.

23.1         Consent of Ernst & Young, Independent Auditors.

23.3         Consent of Counsel (included in Exhibit 5.1).

24.1         Power of Attorney (included on page II-4).
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